SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               (Amendment No.  )

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                             FRONTIER CORPORATION
-----------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             FRONTIER CORPORATION
                           180 South Clinton Avenue
                        Rochester, New York 14646-0700


                                                               August 26, 1999


Dear Fellow Shareholder:

We  have previously  sent to  you proxy  material for  the Special  Meeting of
Frontier Corporation to be held on September 23, 1999. Your Board of Directors has unanimously recommended that shareholders vote in favor of adopting the merger agreement with Global Crossing.

Since adoption of the merger agreement requires an affirmative vote by holders of two-thirds of the outstanding stock, not voting will have the same effect as a vote against the merger agreement. Your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Very truly yours,


/s/ Joseph P. Clayton
------------------------------
Joseph P. Clayton
Chief Executive Officer


                             MAKE YOUR VOTE COUNT!

 Frontier Corporation has made telephone and internet voting available to its registered shareholders, and many banks and brokers have also made these options available to their clients holding shares in Frontier.

                          We urge you to vote today!
       Simply follow the easy instructions shown on the enclosed proxy.
           If you have any questions about how to vote your shares,
       please call the firm assisting us in the solicitation of proxies:

                          INNISFREE M&A INCORPORATED
                         TOLL-FREE at 1-888-750-5835.